United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on March 16, 2007. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of December 31, 2006, and was previously included in the Company's year end Form 10-K report filed on March 1, 2007.

Message from the President, CEO and Chairman of the Board

Kansas City Life’s 2006 results reflect solid earnings and continued financial strength. Net income increased 2% to $36.9 million for the year, and earnings per share improved to $3.11 from $3.03 in 2005. The growth in earnings primarily stemmed from reduced benefit costs and improved net investment income. Net income and earnings per share for the fourth quarter were $10.1 million and $0.86, respectively.

The Company continues to emphasize the growth of its individual life insurance business. Kansas City Life’s commitment to growing this business has resulted in improved recruiting of new general agents and agents in its Individual Insurance Segment. In addition to growing sales through the Company’s traditional general agency distribution system, Kansas City Life was pleased to begin a new relationship in 2006 with American Republic Insurance Company. These agents are now afforded the opportunity to provide Kansas City Life products to their clients. Kansas City Life believes that life insurance is unequalled as a means of providing protection and is dedicated to promoting the sale of life insurance at a reasonable cost to meet the needs of individuals and their families.

Renewal premiums increased 1% for the year, but new premiums declined primarily due to lower sales of immediate annuities. Renewal deposits declined due to lower receipts of fixed deferred and variable annuities, while new universal life and variable universal life deposits grew 1% and 7%, respectively, in 2006.

The Company benefited from lower investment expenses and $5.6 million in net realized investment gains for the year. In spite of slightly higher interest rates during 2006, the investment environment remains challenging. However, the Company continues to benefit from a diversified mix of high-quality investments.

Total benefit costs declined by $5.9 million or 2% in 2006 versus the prior year. This improvement was net of a $6.2 million or 5% increase in death benefits paid. Partially offsetting the increase in death benefits was the favorable impact of reinsurance from insurers with whom the Company cedes mortality risk. Interest credited to policyholder account balances declined which also helped lower total benefit costs.

The Company has recorded steady earnings in recent years and added significantly to its capital position. Based upon the Company’s good earnings experience and strong balance sheet, the Board of Directors recognized the opportunity to reward shareholders at a meeting on January 29, 2007, as two dividends were declared. Consistent with recent quarters, a dividend of $0.27 per share was declared. In addition, the Board of Directors declared a special dividend of $2.00 per share. Both dividends were paid on February 13, 2007 to shareholders of record as of February 8, 2007.

The Company has long been committed to providing present and future financial security to its policyholders and shareholders. The Company has maintained this position in a highly competitive industry for 111 years through superior relationships, an array of competitive products, solid earnings and a strong capital position. Kansas City Life provides Security Assured, a commitment and a promise that has been developed, honed and guarded over the years. This promise is the basis for both the Company’s rich tradition and commitment to growth and success in the future. Kansas City Life looks forward to the continued opportunity to serve you in 2007.

Consolidated
Balance Sheets
(Thousands)
	December 31
	2006	2005
Assets
Investments:
Fixed maturity securities available
for sale, at fair value	$2,719,439	$2,865,476
Equity securities available
for sale, at fair value	52,351	52,775
Mortgage loans	472,019	458,668
Short-term investments	41,037	46,383
Other investments	210,173	185,137
Total investments	3,495,019	3,608,439

Cash	2,660	10,985
Deferred acquisition costs	220,595	226,963
Value of business acquired	82,769	89,505
Other assets	258,630	254,620
Separate account assets	400,749	367,860
Total assets	$4,460,422	$4,558,372

Liabilities
Future policy benefits	$854,447	$860,284
Policyholder account balances	2,191,105	2,278,418
Notes payable	14,700	27,282
Income taxes	35,319	40,155
Other liabilities	279,798	304,154
Separate account liabilities	400,749	367,860
Total liabilities	3,776,118	3,878,153

Stockholders’ equity
Common stock	23,121	23,121
Additional paid in capital	25,852	25,063
Retained earnings	780,892	756,807
Accumulated other
comprehensive loss	(25,118)	(8,406)
Less treasury stock	(120,443)	(116,366)
Total stockholders’ equity	684,304	680,219

Total liabilities and equity	$4,460,422	$4,558,372

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Income
(Thousands, except share data)
	Quarter ended		Year ended
	December 31		December 31
	2006	2005	2006	2005
Revenues
Insurance revenues:
Premiums	$44,465	$45,023	$175,637	$179,347
Contract charges	28,279	29,323	114,496	114,745
Reinsurance ceded	(14,357)	(14,293)	(54,979)	(55,597)
Total insurance revenues	58,387	60,053	235,154	238,495
Investment revenues:
Net investment income	49,549	49,616	196,280	194,608
Realized investment gains	3,224	5,250	5,621	6,113
Other revenues	2,514	2,479	11,349	10,312
Total revenues	113,674	117,398	448,404	449,528

Benefits and expenses
Policyholder benefits	41,663	43,752	167,795	169,693
Interest credited to policyholder account balances	23,628	24,492	94,648	98,637
Amortization of deferred acquisition costs
and value of business acquired	8,696	10,910	41,634	42,429
Operating expenses	25,895	23,334	93,080	89,144
Total benefits and expenses	99,882	102,488	397,157	399,903

Income before income tax expense	13,792	14,910	51,247	49,625

Income tax expense	3,698	4,013	14,329	13,441

Net income	$10,094	$10,897	$36,918	$36,184

Per common share:
Net income, basic and diluted	$0.86	$0.90	$3.11	$3.03

Cash dividends	$0.27	$0.27	$1.08	$1.08

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Cash Flows
(Thousands)
	Year ended
	December 31
	2006	2005
Operating activities
Net cash provided	$23,936	$44,365

Investing activities
Purchases of investments:
Fixed maturity securities	(274,662)	(541,305)
Equity securities	(10,761)	(5,690)
Mortgage loans	(72,569)	(109,561)
Other investment assets	(46,142)	(17,823)
Sales of investments:
Fixed maturity securities	94,717	175,317
Equity securities	5,078	6,296
Other investment assets	28,994	62,322
Maturities and principal paydowns
of other investments	345,305	485,806
Net additions to property and
equipment	(2,028)	(1,061)
Net cash provided	67,932	54,301

Financing activities
Proceeds from borrowings	67,001	45,315
Repayment of borrowings	(79,583)	(110,252)
Deposits on policyholder account
balances	218,548	265,219
Withdrawals from policyholder
account balances	(294,252)	(270,521)
Net transfers from separate accounts	16,451	5,213
Change in other deposits	(12,237)	(12,577)
Cash dividends to stockholders	(12,833)	(12,876)
Net acquisition of treasury stock	(3,288)	(1,348)
Net cash used	(100,193)	(91,827)

Increase (decrease) in cash	(8,325)	6,839
Cash at beginning of year	10,985	4,146

Cash at end of year	$2,660	$10,985

See accompanying Notes to Consolidated Financial Statements.

Notes

•	Comprehensive income (loss) was $6.6 million and ($3.1) million for the fourth quarter of 2006 and 2005; and $20.2 million and $1.5 million for the twelve months ended December 31, 2006 and 2005, respectively. This varies from net income largely due to unrealized gains or losses on investments and changes in pension liability.

•	Income per common share is based upon the weighted average
number of shares outstanding during the year, 11,883,830
shares (2005 - 11,923,831).

•	These financial statements should be read in conjunction with the Company's
Form 10-K. Please refer to the Company's Form 10-K as filed with the
U.S. Securities and Exchange Commission at www.kclife.com.

•	Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By:/s/William A. Schalekamp

William A. Schalekamp,

Senior Vice President,

General Counsel & Secretary

March 16, 2007

(Date)